Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First Mid Bancshares, Inc.

RE: Registration Statements

Registration No. 333-254205 on Form S-3
Registration No. 333-277973 on Form S-3
Registration No. 333-207199 on Form S-3
Registration No. 033-64061 on Form S-8
Registration No. 333-218691 on Form S-8
Registration No. 333-224508 on Form S-8
Registration No. 333-256763 on Form S-8

We consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 of First Mid Bancshares, Inc. of our reports dated February 28, 2025, on our audits of the consolidated financial statements of First Mid Bancshares, Inc. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 which reports appear in the December 31, 2024 annual report on Form 10-K of First Mid Bancshares, Inc.

/s/ Forvis Mazars, LLP

St. Louis, Missouri

February 28, 2025